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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-65664, 333-79549, 333-104362 and 333-115458) and Form S-3 (Nos. 333-37794, 333-49844, 333-116376 and 333-120055, 333-123731, 333-130179 and 333-130665) of Vertex Pharmaceuticals Incorporated of our report dated March 15, 2005 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2006

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  Exhibit 23.2